EXHIBIT 99

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Increased Second Quarter Earnings

Hallstead, PA, July 19/-Peoples Financial Services Corp. (OTCBB:PFIS) today reported second quarter 2011 earnings of $2,359 thousand or $0.75 per share, an increase of $835 thousand or 54.8% compared to $1,524 thousand or $0.49 per share for the same quarter of 2010. Earnings for the six months ended June 30, improved $1,116 thousand or 36.7% to $4,158 thousand or $1.32 per share in 2011 compared to $3,042 thousand or $0.97 per share in 2010.

                Return on average assets was 1.63% for the second quarter and 1.47% for the first half of 2011, compared to 1.12% and 1.14% for the respective periods of 2010. Return on average stockholders’ equity was 18.56% and 16.74%, respectively, for the second quarter and year-to-date 2011, compared to 13.59% and 13.91% for the same periods of 2010.

                “I am extremely pleased with our Company’s financial success during the second quarter of 2011,” stated Alan W. Dakey, President and Chief Executive Officer. “Despite the challenging economy and interest rate environment, we were able to improve our net interest income from the previous quarter. We also experienced a significant increase in noninterest revenue from the first quarter. Solid growth in our loan portfolio favorably impacted net interest income, while a gain realized on the disposition of a commercial property held as other real estate strengthened noninterest income. In addition to these financial accomplishments, we have experience strong demand for our wealth management services in the second quarter. I believe the addition of these services aimed at coordinating and supporting all the financial and wealth management needs of our customers will strengthen stockholder value over the long term,” Dakey continued. “We look forward to a strong second half of the year as the favorable economic effects derived from the natural gas industry activities continues to impact the markets we serve,” concluded Dakey.

HIGHLIGHTS

•	Earnings per share increased $0.35 or 36.1% comparing 2011 to 2010.

•	Net gain on sale of other real estate totaled $1.6 million in second quarter 2011.

•	Loans grew at an annual rate of 18.52% in 2011.

•	Net interest margin increased 19 basis points from the comparable second quarter 2010.

•	Efficiency ratio improved to 51.0% in second quarter 2011.

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the six months ended June 30, improved $1,345 thousand or 13.3% to $11,432 thousand in 2011 from $10,087 thousand in 2010. A $773 thousand increase in tax-equivalent interest income was supplemented by a decrease in interest expense of $572 thousand. Growth in average earning assets of $35.4 million was the primary factor contributing to the increase in interest revenue. Negatively impacting interest revenue was a 6 basis point decrease in the tax-equivalent yield on earning assets. Specifically, the tax-equivalent yield on the loan portfolio decreased 25 basis points to 5.71% for the first half of 2011 from 5.96% for the same period of 2010. In addition, loans, net of unearned income averaged $410.4 million or 15.7% higher comparing the six months ended June 30, 2011 and 2010.  The tax-equivalent yield on the investment portfolio increased 8 basis points to 4.70% in 2011 from 4.62% in 2010. Average investments decreased $17.3 million or 13.1%. Partially offsetting the negative effects of the yield decrease and aiding the positive effects of earning asset growth was a decrease of 35 basis points in the cost of funds, which was the primary factor leading to the decreased interest expense. The tax-equivalent net interest margin for the six months ended June 30, increased 24 basis points to 4.28% in 2011, compared to 4.04% in 2010. The net interest margin for the second quarter of 2011 was 4.20%, 16 basis points lower than the previous quarter.

                The provision for loan losses was $1,225 thousand for the six months ended June 30, 2011, and $1,577 thousand for the same six months of 2010.  The provision for loan losses was $804 thousand for the second quarter of 2011 compared to $682 thousand for the same period last year.  During the second quarter of 2011, we experienced an increase in the specific reserve required as part of our evaluation of one commercial loan relationship.

                Noninterest income totaled $3,452 thousand for the six months ended June 30, 2011, an increase of $1,029 thousand or 42.5% from $2,423 thousand for the same six months of last year.  Wealth management income increased 135.8% to $375 thousand in 2011 from $159 thousand in 2010.  For the second quarter, noninterest income increased $1,319 thousand to $2,630 thousand in 2011, from $1,311 thousand in 2010. Included in noninterest income in the second quarter of 2011 was a $1,583 thousand gain on the sale of a commercial property held as other real estate owned.

                Noninterest expense for the six months ended June 30, increased $918 thousand or 14.0% to $7,465 thousand in 2011 from $6,547 thousand in 2010. Employee-related costs rose $368 thousand or 13.6% as a result of increases in staffing, higher health insurance costs and normal merit increases. Additional equipment-related costs resulted in a $139 thousand or 11.3% increase in net occupancy and equipment expense. The $411 thousand or 15.8% increase in other expenses resulted from incurring a $509 thousand prepayment penalty on the extinguishment of a $5.0 million long-term debt with the Federal Home Loan Bank. For the second quarter, noninterest expense totaled $4,070 thousand in 2011, an increase of $560 thousand or 16.0% from $3,510 thousand in 2010.

BALANCE SHEET REVIEW

                Total assets grew $28.0 million or at an annual rate of 10.1% to $586.6 million at June 30, 2011, from $558.6 million at December 31, 2010. Strong loan demand was the driving force behind the growth. Loans, net of unearned income, increased $35.9 million or at an annual rate of 18.5% to $426.7 million at the close of the second quarter from $390.8 million at the end of 2010. Available-for-sale investment securities declined $7.7 million to $114.1 million at June 30, 2011, from $121.8 million at December 31, 2010. Total deposits equaled $470.6 million at June 30, 2011, an increase of $31.9 million from $438.7 million at December 31, 2010. Noninterest-bearing deposits increased $4.6 million, while interest-bearing deposits grew $27.3 million.

                Stockholders’ equity increased $5.8 million to $56.3 million or $17.90 per share at June 30, 2011, from $50.5 million or $16.07 per share at December 31, 2010. During the second quarter of 2011, we repurchased 5,500 shares for $150 thousand during the first half of 2011 under our on-going stock repurchase program. Stockholders’ equity was also impacted by net income of $4,158 thousand, net cash dividends declared of $1,268 thousand and other comprehensive income of $2,874 thousand related entirely to the change in net unrealized holding gains on available-for-sale investment securities. Dividends declared for the three months and six months ended June 30, 2011, equaled $0.20 per share and $0.40 per share compared to $0.20 per share and $0.39 per share for the respective periods of 2010.

                We experienced an improvement in our asset quality over the first half of 2011. Nonperforming assets equaled $8.7 million or 2.05% of loans, net of unearned income and foreclosed assets at June 30, 2011, compared to $10.5 million or 2.56% at March 31, 2011, and $10.3 million or 2.61% at December 31, 2010. The decrease in nonperforming assets resulted primarily from the sale of the commercial property held as other real estate owned.

                The allowance for loan losses equaled $5.2 million or 1.21% of loans, net of unearned income, at June 30, 2011, compared to $4.4 million or 1.07% at March 31, 2011, and $4.1 million or 1.05% at December 31, 2010. The allowance for loan losses covered 61.8% of nonperforming assets at the end of the second quarter of 2011, compared to 41.3% at the end of the first quarter and 39.8% at year-end 2010. Loans charged-off, net of recoveries, for the six months ended June 30, equaled $172 thousand or 0.04% of average loans outstanding in 2011 compared to $123 thousand or 0.03% of average loans outstanding in 2010.

Peoples Financial Services Corporation is the parent company of Peoples Neighborhood Bank, an independent community bank serving Lackawanna, Wyoming and Susquehanna Counties in Pennsylvania and Broome County in New York through eleven offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of PNB Online Banking services by accessing the Company's website at http://www.peoplesnatbank.com. Peoples Wealth Management is a member managed limited liability company for the purpose of providing investment advisory services to the general public. The Company's business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

Summary Data
Peoples Financial Services Corp.
Five Quarter Trend
(In thousands, except per share data)

	June 30	March 31	Dec 31	Sept 30	June 30
	2011	2011	2010	2010	2010

Key performance data:

Per share data:
Net income	$0.75	$0.57	$0.65	$0.45	$0.49
Cash dividends declared	$0.20	$0.20	$0.20	$0.20	$0.20
Book value	$17.90	$16.70	$16.07	$16.86	$15.64
Tangible book value	$17.62	$16.39	$15.74	$16.74	$15.50
Market value:
High	$27.50	$28.00	$28.00	$28.00	$29.00
Low	$25.50	$26.31	$26.60	$26.00	$21.65
Closing	$27.05	$26.31	$26.60	$28.00	$26.00
Market capitalization	$85,036	$82,700	$83,570	$87,950	$81,667
Common shares outstanding	3,143,656	3,143,281	3,141,731	3,141,056	3,141,056

Selected ratios:

Return on average stockholders' equity	18.56%	14.84%	15.77%	11.72%	13.59%

Return on average assets	1.63%	1.30%	1.45%	0.99%	1.12%

Stockholders' equity to total assets	9.59%	9.20%	9.04%	9.38%	8.79%

Efficiency ratio	50.98%	55.82%	53.03%	62.33%	57.76%

Nonperforming assets to loans, net, and foreclosed assets	2.05%	2.56%	2.61%	2.76%	1.85%

Net charge-offs to average loans, net	0.01%	0.17%	0.01%	1.40%

Allowance for loan losses to loans, net	1.21%	1.07%	1.05%	1.06%	1.30%

Earning assets yield (FTE)	5.27%	5.43%	5.17%	5.06%	5.34%

Cost of funds	1.31%	1.30%	1.32%	1.49%	1.61%

Net interest spread (FTE)	3.96%	4.13%	3.85%	3.57%	3.73%

Net interest margin (FTE)	4.20%	4.36%	4.10%	3.84%	4.01%

Peoples Financial Services Corp.
Consolidated Statements of Income
(In thousands, except per share data)

Six Months Ended	June 30	June 30
	2011	2010

Interest income:
Interest and fees on loans:
Taxable	$10,549	$9,669
Tax-exempt	703	544
Interest and dividends on investment securities available-for-sale:
Taxable	1,299	1,496
Tax-exempt	886	982
Dividends	17	26
Interest on interest-bearing balances with banks	5	2
Interest on federal funds sold	13	12
Total interest income	13,472	12,731

Interest expense:
Interest on deposits	2,176	2,473
Interest on short-term borrowings	162	172
Interest on long-term debt	520	785
Total interest expense	2,858	3,430
Net interest income	10,614	9,301
Provision for loan losses	1,225	1,577
Net interest income after provision for loan losses	9,389	7,724

Noninterest income:
Service charges, fees and commissions	1,420	1,923
Wealth management income	375	159
Mortgage banking income	146	140
Net gains on sale of investment securties available-for-sale	12	201
Other than temporary investment securities impaiment	(84)
Net gains on sale of other real estste	1,583
Total noninterest income	3,452	2,423

Noninterest expense:
Salaries and employee benefits expense	3,074	2,706
Net occupancy and equipment expense	1,375	1,236
Other expenses	3,016	2,605
Total noninterest expense	7,465	6,547
Income before income taxes	5,376	3,600
Provision for income tax expense	1,218	558
Net income	$4,158	$3,042

Other comprehensive income:
Unrealized holding gains on investment securities available-for-sale	$4,283	$3,590
Reclassification adjustment for gains included in net income	(12)	(201)
Reclassification adjustment for other than temporary impairment charges	84
Income tax expense related to other comprehensive income	1,481	1,152
Other comprehensive income, net of income taxes	2,874	2,237
Comprehensive income	$7,032	$5,279

Per share data:
Net income	$1.32	$0.97
Cash dividends declared	$0.40	$0.39
Average common shares outstanding	3,144,386	3,137,939

Peoples Financial Services Corp.
Consolidated Statements of Income
(In thousands, except per share data)

Three months ended	June 30	March 31	Dec 31	Sept 30	June 30
	2011	2011	2010	2010	2010

Interest income:
Interest and fees on loans:
Taxable	$5,413	$5,136	$4,961	$4,787	$4,952
Tax-exempt	346	357	293	279	274
Interest and dividends on investment securities available-for-sale:
Taxable	633	666	716	731	745
Tax-exempt	411	475	520	525	488
Dividends	8	9	9	9	13
Interest on interest-bearing balances with banks	3	2	1	1	1
Interest on federal funds sold	11	2	6	8	8
Total interest income	6,825	6,647	6,506	6,340	6,481

Interest expense:
Interest on deposits	1,132	1,044	1,058	1,165	1,221
Interest on short-term borrowings	76	86	102	115	101
Interest on long-term debt	263	257	273	355	393
Total interest expense	1,471	1,387	1,433	1,635	1,715
Net interest income	5,354	5,260	5,073	4,705	4,766
Provision for loan losses	804	421	180	445	682
Net interest income after provision for loan losses	4,550	4,839	4,893	4,260	4,084

Noninterest income:
Service charges, fees and commissions	711	709	679	784	970
Wealth management income	236	139	65	81	99
Mortgage banking income	98	48	109	168	63
Net gains on sale of investment securties available-for-sale	2	10	123	22	179
Other than temporary investment securities impaiment	0	(84)	(24)	(140)
Net gains on sale of other real estate	1,583
Total noninterest income	2,630	822	952	915	1,311

Noninterest expense:
Salaries and employee benefits expense	1,628	1,446	1,302	1,490	1,395
Net occupancy and equipment expense	699	676	624	641	614
Other expenses	1,743	1,273	1,269	1,372	1,501
Total noninterest expense	4,070	3,395	3,195	3,503	3,510
Income before income taxes	3,110	2,266	2,650	1,672	1,885
Provision for income tax expense	751	467	607	272	361
Net income	$2,359	$1,799	$2,043	$1,400	$1,524

Other comprehensive income:
Unrealized holding gains on investment securities available-for-sale	$3,183	$1,100	$(5,775)	$4,525	$2,418
Reclassification adjustment for gains included in net income	(2)	(10)	(123)	(22)	(179)
Reclassification adjustment for other than temporary impairment charges		84	24	140
Income tax expense related to other comprehensive income	1,082	399	(1,997)	1,579	761
Other comprehensive income, net of income taxes	2,099	775	(3,877)	3,064	1,478
Comprehensive income	$4,458	$2,574	$(1,834)	$4,464	$3,002

Per share data:
Net income	$0.75	$0.57	$0.65	$0.45	$0.49
Cash dividends declared	$0.20	$0.20	$0.20	$0.20	$0.20
Average common shares outstanding	3,146,611	3,142,137	3,141,438	3,141,056	3,139,631

Peoples Financial Services Corp.
Consolidated Balance Sheets
(In thousands, except per share data)

	June 30	March 31	Dec. 31,	Sept 30	June 30
At period end	2011	2011	2010	2010	2010

Assets:
Cash and due from banks	$12,736	$9,661	$6,731	$10,459	$7,447
Interest-bearing balances with banks	1,007	1,110	107	70	66
Federal funds sold	9,357	15,791	11,003	20,678	33,615
Investment securities available-for-sale	114,096	107,091	121,772	135,052	120,903
Loans held for sale	92	517	30	423	483
Loans, net of unearned income	426,655	407,842	390,772	371,244	369,954
Less: allowance for loan losses	5,153	4,356	4,100	3,928	4,791
Net loans	421,502	403,486	386,672	367,316	365,163
Premises and equipment, net	8,170	8,361	8,238	8,215	8,116
Accrued interest receivable	3,272	3,020	3,003	3,062	2,769
Other assets	16,348	21,291	21,031	19,288	20,631
Total assets	$586,580	$570,328	$558,587	$564,563	$559,193

Liabilities:
Deposits:
Noninterest-bearing	$78,216	$76,958	$73,663	$73,805	$71,706
Interest-bearing	392,353	376,614	365,071	362,321	362,843
Total deposits	470,569	453,572	438,734	436,126	434,549
Short-term borrowings	36,352	35,293	38,724	42,014	34,135
Long-term debt	21,862	27,100	27,336	30,569	38,299
Accrued interest payable	307	398	311	373	382
Other liabilities	1,220	1,471	2,966	2,516	2,699
Total liabilities	530,310	517,834	508,071	511,598	510,064

Stockholders' equity:
Common stock, par value $2.00 authorized
12,500,000, shares issued 3,341,251;	6,672	6,683	6,683	6,683	6,683
Capital surplus	3,122	3,122	3,118	3,116	3,116
Retained earnings	48,938	47,219	46,048	44,634	43,862
Accumulated other comprehensive income (loss)	2,040	(59)	(834)	3,043	(21)
Less: Treasury stock, at cost, shares held 197,595;197,970;	4,502	4,471	4,499	4,511	4,511
199,520; 200,195; 200,195
Total stockholders' equity	56,270	52,494	50,516	52,965	49,129
Total liabilities and stockholders' equity	$586,580	$570,328	$558,587	$564,563	$559,193

Peoples Financial Services Corp.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

Three months ended	June 30	March 31	Dec 31	Sept 30	June 30
	2011	2011	2010	2010	2010

Net interest income:
Interest income
Loans, net:
Taxable	$5,413	$5,136	$4,961	$4,787	$4,952
Tax-exempt	524	541	444	423	415
Total loans, net	5,937	5,677	5,405	5,210	5,367
Investments:
Taxable	641	675	725	740	758
Tax-exempt	623	720	788	795	740
Total investments	1,264	1,395	1,513	1,535	1,498
Interest-bearing balances with banks	3	2	1	1	1
Federal funds sold	11	2	6	8	8
Total interest income	7,215	7,076	6,925	6,754	6,874
Interest expense:
Deposits	1,132	1,044	1,058	1,165	1,221
Short-term borrowings	76	86	102	115	101
Long-term debt	263	257	273	355	393
Total interest expense	1,471	1,387	1,433	1,635	1,715
Net interest income	$5,744	$5,689	$5,492	$5,119	$5,159

Loans, net:
Taxable	5.71%	5.70%	5.64%	5.52%	5.88%
Tax-exempt	5.73%	5.77%	6.35%	6.32%	6.28%
Total loans, net	5.71%	5.70%	5.70%	5.58%	5.91%
Investments:
Taxable	3.75%	3.87%	3.43%	3.62%	3.76%
Tax-exempt	6.03%	6.15%	6.04%	6.06%	6.18%
Total investments	4.61%	4.78%	4.42%	4.57%	4.66%
Interest-bearing balances with banks	0.88%	1.14%	1.25%	1.42%	0.40%
Federal funds sold	0.22%	0.13%	0.13%	0.12%	0.15%
Total earning assets	5.27%	5.43%	5.17%	5.06%	5.34%
Interest expense:
Deposits	1.17%	1.15%	1.16%	1.28%	1.36%
Short-term borrowings	0.89%	0.91%	0.98%	1.17%	1.41%
Long-term debt	3.92%	3.83%	3.93%	4.03%	4.10%
Total interest-bearing liabilities	1.31%	1.30%	1.32%	1.49%	1.61%
Net interest spread	3.96%	4.13%	3.85%	3.57%	3.73%
Net interest margin	4.20%	4.36%	4.10%	3.84%	4.01%

Peoples Financial Services Corp.
Consolidated Balance Sheets
(In thousands, except per share data)

	June 30	March 31	Dec 31	Sept 30	June 30
Average quarterly balances	2011	2011	2010	2010	2010

Assets:
Loans, net:
Taxable	$380,528	$365,573	$348,786	$343,908	$338,025
Tax-exempt	36,685	38,008	27,739	26,554	26,501
Total loans, net	417,213	403,581	376,525	370,462	364,526
Investments:
Taxable	68,614	70,781	83,974	81,176	80,834
Tax-exempt	41,434	47,488	51,788	52,060	48,042
Total investments	110,048	118,269	135,762	133,236	128,876
Interest-bearing balances with banks	1,364	714	317	280	995
Federal funds sold	20,504	6,028	18,624	25,507	21,495
Total earning assets	549,129	528,592	531,228	529,485	515,892
Other assets	32,970	32,316	29,478	31,630	31,653
Total assets	$582,099	$560,908	$560,706	$561,115	$547,545

Liabilities and stockholders' equity:
Deposits:
Interest-bearing	$387,655	$366,632	$360,808	$360,498	$359,381
Noninterest-bearing	78,959	74,742	75,411	74,807	71,951
Total deposits	466,614	441,374	436,219	435,305	431,332
Short-term borrowings	34,373	38,532	41,245	38,978	28,786
Long-term debt	26,935	27,227	27,559	34,960	38,421
Other liabilities	3,192	4,613	4,282	4,467	4,021
Total liabilities	531,114	511,746	509,305	513,710	502,560
Stockholders' equity	50,985	49,162	51,401	47,405	44,985
Total liabilities and stockholders' equity	$582,099	$560,908	$560,706	$561,115	$547,545

Peoples Financial Services Corp.
Asset Quality Data
(In thousands)

	June 30	March 31	Dec 31	Sept 30	June 30
At quarter end	2011	2011	2010	2010	2010

Nonperforming assets:
Nonaccrual/restructured loans	$8,322	$6,751	$6,513	$6,290	$2,880
Accruing loans past due 90 days or more	414	542	392	146	368
Foreclosed assets		3,246	3,387	3,925	3,650
Total nonperforming assets	$8,342	$10,539	$10,292	$10,361	$6,898

Three months ended

Allowance for loan losses:
Beginning balance	$4,356	$4,100	$3,928	$4,791	$4,110
Charge-offs	23	176	20	1,312	29
Recoveries	16	11	12	4	28
Provision for loan losses	804	421	180	445	682
Ending balance	$5,153	$4,356	$4,100	$3,928	$4,791

SOURCE Peoples Financial Services Corp.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570.879.2175 or scotts@peoplesnatbank.com

Co: Peoples Financial Services Corp.
St: Pennsylvania
In: Fin

Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company's Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.